Exhibit 3.255

BYLAWS

OF

UNITED TELECOM COMMUNICATIONS, INC.

A Kansas Corporation

ARTICLE I

Offices

SECTION 1.  Principal Office. The principal office of the Corporation is located at 2330 Johnson Drive, Westwood, Johnson County, Kansas. The Corporation may, by resolution of the Board of Directors, change the location to any other place in Kansas.

SECTION 2.  Other Offices. The Corporation may have such other offices, within or without the State of Kansas, as the Board of Directors may from time to time establish.

ARTICLE II

Meetings of Stockholders

SECTION 1.  Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of any other proper business, notice of which was given in the notice of the meeting, shall be held at 9 a.m. on the fourth Tuesday in February in each year, if not a legal holiday, or if a legal holiday, then on the next succeeding day not a legal holiday.

SECTION 2.  Special Meetings. A special meeting of the stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President upon the written request of stockholders of record holding in the aggregate one-fifth or more of the outstanding shares of stock of the Corporation entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the President.

SECTION 3.  Place of Meetings. The Board of Directors may designate any place, either within or without the State of Kansas, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Kansas.

SECTION 4.  Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or under the direction of the Secretary, to each stockholder entitled to vote at such meeting. Except as otherwise required by statute, the written notice shall be given not less than ten nor more than fifty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5.  Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 6.  Quorum. Except as otherwise required by statute, the present-. at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders entitled to vote, present in person or by proxy, may adjourn the meeting from time to time until a quorum is present.

SECTION 7.  Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

SECTION 8.  Voting Rights. Except as otherwise provided by statute or by the Articles of Incorporation, and subject to the provisions of Section 5 of Article VII of these Bylaws, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

SECTION 9.  Required Vote. Except as otherwise required by statute or by the Articles of Incorporation, the holders of a majority of the capital stock having voting power, present in person or by proxy, shall decide any question brought before a meeting of the stockholders at which a quorum is present.

SECTION 10. Elections of Directors. At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and that he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

Elections of directors need not be by written ballot.

SECTION 11.  Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, by any provisions of the statutes or of the Articles of Incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III

Board of Directors

SECTION 1.  General Powers. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Articles of Incorporation.

SECTION 2.  Number and Qualifications. The number of directors which shall constitute the whole board shall be three. By amendment of this bylaw the number may be increased or decreased from time to time by the Board of Directors within the limits permitted by law. Directors need not be stockholders.

SECTION 3.  Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his death, resignation or removal.

SECTION 4.  Removal. The stockholders may at any time, at a meeting expressly called for that purpose, remove any or all of the directors, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. No director may be removed when the votes cast against his removal would be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire board were then being elected.

SECTION 5.  Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 6.  Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Kansas, as shall from time to time be determined by the Board.

SECTION 7.  Special Meetings. Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary on the written request of two directors. Such meetings shall be held at such times and at such places, within or without the State of Kansas, as shall be determined by the President or by the directors requesting the meeting. Notice of the time and place thereof shall be mailed to each director, addressed to him at his address as it appears on the records of the Corporation, at least two days before the day on which the meeting is to be held, or sent to him at such place by telegraph, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice need not state the purposes of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8.  Quorum, Required Vote, and Adjournment. The presence, at any meeting, of a majority of the total number of directors, but in no case less than two directors, shall be necessary and sufficient to constitute a quorum for the transaction of business except that when a Board of one director is authorized, then one director shall constitute a quorum. Except as otherwise required by statute or by the Articles of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.

SECTION 9.  Consent of Directors in Lieu of Meeting. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 10.  Compensation. Directors shall not, as such, receive any salary from the Corporation but the Board of Directors may authorize the payment to directors of a fixed fee and expenses for attendance at meetings of the Board or any committee thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

The committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

ARTICLE V

Officers

SECTION 1.  Number. The officers of the Corporation shall be a President, one or more Vice Presidents (the number to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Any number of offices may be held by the same person.

SECTION 2.  Election, Term of Office, and Qualifications. The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor is elected and qualified or until his death, resignation or removal. No officer need be a director or stockholder of the Corporation.

SECTION 3.  Subordinate Officers. The Board of Directors from time to time may appoint other officers and agents, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors from time to time may determine. The Board of Directors may delegate the power to appoint any such subordinate officers and agents and to prescribe their respective authorities and duties.

SECTION 4.  Removal. Any officer or agent may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors then in office.

SECTION 5.  Vacancies. Any vacancy occurring in any office of the Corporation shall be filled for the unexpired term in the manner prescribed by these Bylaws for the regular election or appointment to such office.

SECTION 6.  The President. The President shall be the chief executive officer of the Corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. He shall preside at all meetings of the stockholders and of the Board of Directors at which he is present. He shall, in general, perform all duties and have all powers incident to the office of President and shall perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

SECTION 7.  The Vice Presidents. At the request of the President or in the event of his absence or disability, the Vice President, or in case there shall be more than one Vice President, the Vice President designated by the President, or in the absence of such designation, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President shall perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors or by the President.

SECTION 8.  The Secretary. The Secretary shall keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books to be kept for that purpose. He shall have custody of the seal of the Corporation and shall have authority to cause such seal to be affixed to, or impressed or otherwise reproduced upon, all documents the execution and delivery of which on behalf of the Corporation shall have been duly authorized. He shall, in general, perform all duties and have all powers incident to the office of Secretary and shall perform such other duties and have such other powers as may from time to time be assigned to him by these Bylaws, by the Board of Directors or by the President.

SECTION 9.  The Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall, in general, perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties and have such other powers as may from time to time be assigned to him by these Bylaws, by the Board of Directors or by the President.

ARTICLE VI

Execution of Instruments

SECTION 1.  Execution of Instruments Generally. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.

SECTION 2.  Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.

SECTION 3.  Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation or by any other person or persons duly authorized by the Board of Directors.

ARTICLE VII

Capital Stock

SECTION 1.  Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

SECTION 2.  Transfer of Stock. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

SECTION 3.  Rights of Corporation with Respect to Registered Owners. Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner,

SECTION 4.  Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation and may appoint transfer agents or registrars or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent at any of its offices.

SECTION 5.  Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6.  Lost, Destroyed and Stolen Certificates. Where the owner of a certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner (a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation.

ARTICLE VIII

General Provisions

SECTION 1.  Waiver of Notice. Whenever notice is required to be given under any provision of the statutes or of the Articles of Incorporation or Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

SECTION 2.  Seal. The corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and shall indicate its formation under the laws of the State of Kansas. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 3.  Fiscal Year. The fiscal year shall be the calendar year except as otherwise provided by the Board of Directors.

SECTION 4.

(a)
Limitation of Liability. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director, officer, employee or agent of the Corporation in good faith, if such person (1) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (2) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe.

(b)	Indemnification.

(1)
Actions Other Than Those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)
Action by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3)
Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this SECTION 4, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (1) or (2) of this sub-Section (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

(4)
Determination Required. Any indemnification under paragraph (1) or (2) of this sub-Section (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the particular action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

(5)
Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of a satisfactory undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this sub-Section (b).

ARTICLE IX

Amendments

SECTION 1.  By the Stockholders. These Bylaws may be amended or repealed, or new Bylaws may be made and adopted, by a majority vote of all the stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided that notice of intention to amend shall have been contained in the notice of meeting.

SECTION 2.  By the Directors. These Bylaws, including amendments adopted by the stockholders, may be amended or repealed by a majority vote of the whole Board of Directors at any regular or special meeting of the Board, provided that the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.